                                                                   EXHIBIT 10.62

     =====================================================================



                         SECURITIES PURCHASE AGREEMENT


                                     among


                              IMPAC GROUP, INC.,


                        BT CAPITAL INVESTORS, L.P., and


                  PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY






                          --------------------------

                                     Dated

                               January 11, 1999

                           -------------------------

                                   GLOSSARY
                            (Not Part of Agreement)


DEFINED TERM                                 SECTION NUMBER                 PAGE

"accredited investor"                        3.06
"Action"                                     2.08
"Agreement"                                  Introductory Paragraph
"Benefit Arrangement"                        2.11(a)
"BTI"                                        Introductory Paragraph
"Certificate"                                2.01(ii)
"Closing"                                    1.02
"Closing Date"                               1.02
"Code"                                       2.11(a)
"Common Stock"                               2.02(a)
"Company"                                    Introductory Paragraph
"Confidential Information"                   7.01
"Current Credit Agreement"                   7.03(g)
"Disclosure Schedule"                        Recitals
"Employee Benefit Plan"                      2.11(a)
"Environmental Laws"                         2.15
"ERISA"                                      2.11(a)
"ERISA Affiliate"                            2.11(a)
"Exchange Act"                               7.03(b)
"Existing Financing Arrangements"            7.03(g)
"Existing Restricted Payment Covenants"      7.03(g)
"Extended Returns"                           2.14(b)
"Financial Statements"                       4.05(a)

DEFINED TERM                                 SECTION NUMBER                 PAGE

"Financing Arrangements"                     7.03(g)
"Foreign Plan"                               2.11(a)
"GAAP"                                       2.09(b)
"group health plan"                          2.11(b)(vii)
"Heritage Ownership Amount"                  2.02(b)
"Increased Dividend Rate"                    7.03(a)
"Indemnification Obligation"                 7.03(d)
"Indemnified Party"                          7.03(e)
"Indemnifying Party"                         7.03(e)
"Indenture"                                  7.03(g)
"Information Systems and Equipment"          2.29(c)
"Intellectual Property Rights"               2.16(b)
"key person"                                 4.06
"Liens"                                      2.12(a)
"Losses"                                     7.03(b)
"Material Adverse Effect"                    2.01(ii)
"Material Contracts"                         2.19
"Multiemployer Plan"                         2.11(a)
"nonconforming group health plan"            2.11(b)(vii)
"November Balance Sheet"                     2.09
"Operative Documents"                        2.01(ii)
"Observer"                                   7.02
"PBGC"                                       2.11(b)(ii)
"Phoenix"                                    Introductory Paragraph
"Preferred"                                  Recitals

DEFINED TERM                                 SECTION NUMBER                 PAGE

"Purchaser"                                  Introductory Paragraph
"registered investment company"              2.32
"Registered Rights"                          2.16(a)
"Schedule"                                   Recitals
"Securities"                                 Recitals
"Securities Act"                             2.05(a)(iv)
"Securities Purchase"                        1.01
"Series A Common Stock"                      2.02(a)
"Series B Common Stock"                      2.02(a)
"Service"                                    2.11(b)(i)
"significant"                                2.24
"Solvent"                                    2.21
"Stockholders Agreement"                     Recitals
"Subsidiary"                                 2.03(a)
"Tax"                                        2.14(a)
"Taxes"                                      2.14(a)
"Tax Returns"                                2.14(a)
"Trade Secrets"                              2.16(c)
"Transfer"                                   3.08(a)
"United States real property holding
corporation"                                 2.14(h)
"Violation"                                  2.30(b)
"Warrant Shares"                             Recitals
"Warrants"                                   Recitals
"welfare benefit plan"                       2.11(b)(viii)
"Year 2000 Complaint"                        2.29(b)

                                                                                                               Page
                                                                                                               ----
ARTICLE I      SALE AND PURCHASE............................................................................      2
         SECTION 1.01.     Agreement to Sell and to Purchase; Purchase Price................................      2
         SECTION 1.02.     Closing..........................................................................      2

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................      2
         SECTION 2.01.     Organization and Standing........................................................      2
         SECTION 2.02.     Capital Stock....................................................................      3
         SECTION 2.03.     Subsidiaries.....................................................................      3
         SECTION 2.04.     Authorization....................................................................      4
         SECTION 2.05.     Valid Issuances of Shares........................................................      4
         SECTION 2.06.     Governmental Consents............................................................      5
         SECTION 2.07.     No Violation; Consents...........................................................      5
         SECTION 2.08.     Litigation.......................................................................      6
         SECTION 2.09.     Financial Statements; Undisclosed Liabilities....................................      6
         SECTION 2.10.     Change in Condition..............................................................      7
         SECTION 2.11.     Employee Benefit Plans...........................................................      7
         SECTION 2.12.     Interests in Real Property.......................................................      9
         SECTION 2.13.     Compliance with Law..............................................................     10
         SECTION 2.14.     Tax Matters......................................................................     11
         SECTION 2.15.     Environmental Matters............................................................     12
         SECTION 2.16.     Intellectual Property............................................................     13
         SECTION 2.17.     Registration Rights..............................................................     15
         SECTION 2.18.     Insurance........................................................................     15
         SECTION 2.19.     Material Contracts...............................................................     15
         SECTION 2.20.     Contracts........................................................................     17
         SECTION 2.21.     Solvency ........................................................................     17
         SECTION 2.22.     Private Offering.................................................................     17
         SECTION 2.23.     Loans and Advances...............................................................     17
         SECTION 2.24.     Significant Customers and Suppliers..............................................     18
         SECTION 2.25.     Disclosure.......................................................................     18
         SECTION 2.26.     Officers ........................................................................     18
         SECTION 2.27.     Transactions With Affiliates.....................................................     18
         SECTION 2.28.     Employees........................................................................     18
         SECTION 2.29.     Year 2000........................................................................     19
         SECTION 2.30.     Labor Relations..................................................................     19
         SECTION 2.31.     Absence of Questionable Payments.................................................     20
         SECTION 2.32.     Investment Company Act...........................................................     21

                                                                                                               Page
                                                                                                               ----
ARTICLE III    REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASERS...............................     21
         SECTION 3.01.     Authorization....................................................................     21
         SECTION 3.02.     Consents.........................................................................     21
         SECTION 3.03.     Purchase Entirely for Own Account................................................     22
         SECTION 3.04.     Disclosure of Information........................................................     22
         SECTION 3.05.     Investment Experience............................................................     22
         SECTION 3.06.     Accredited Investor..............................................................     22
         SECTION 3.07.     Restricted Securities............................................................     22
         SECTION 3.08.     Transfers of Securities..........................................................     22

ARTICLE IV     COVENANTS OF THE COMPANY.....................................................................     23
         SECTION 4.01.     Operative Documents..............................................................     23
         SECTION 4.02.     Compliance with Conditions.......................................................     23
         SECTION 4.03.     Consents and Approvals...........................................................     24
         SECTION 4.04.     Filing of Restated Certificate of Incorporation..................................     24
         SECTION 4.05.     Reports..........................................................................     24
         SECTION 4.06.     Properties, Business, Insurance..................................................     24
         SECTION 4.07.     Reserve for Exercise of Warrants.................................................     25
         SECTION 4.08.     Corporate Existence..............................................................     25
         SECTION 4.09.     Restrictive Agreements Prohibited................................................     25
         SECTION 4.10.     Year 2000 Reporting..............................................................     25
         SECTION 4.11.     Environmental Authorizations.....................................................     25

ARTICLE V      COVENANTS OF THE PURCHASERS..................................................................     26
         SECTION 5.01.     Agreement to Take Necessary and Desirable Actions................................     26
         SECTION 5.02.     Compliance with Conditions; Best Efforts.........................................     26

ARTICLE VI     CONDITIONS PRECEDENT TO CLOSING..............................................................     26
         SECTION 6.01.     Conditions to the Company's Obligations..........................................     26
         SECTION 6.02.     Conditions To Purchasers' Obligations............................................     27

ARTICLE VII    MISCELLANEOUS................................................................................     28
         SECTION 7.01.     Confidentiality..................................................................     28
         SECTION 7.02.     Board Visitation Rights..........................................................     28
         SECTION 7.03.     Survival; Indemnification........................................................     28
         SECTION 7.04.     Assignment; Restrictions on Transfer; No Third Party Beneficiaries...............     32
         SECTION 7.05.     Counterparts.....................................................................     32
         SECTION 7.06.     Titles and Subtitles.............................................................     32

                                                                                                               Page
                                                                                                               ----
         SECTION 7.07.     Notices..........................................................................     32
         SECTION 7.08.     Payment of Fees and Expenses.....................................................     33
         SECTION 7.09.     Severability.....................................................................     33
         SECTION 7.10.     GOVERNING LAW; CONSENT TO JURISDICTION...........................................     33
         SECTION 7.11.     Entire Agreement.................................................................     34
         SECTION 7.12.     Waivers and Extensions...........................................................     34
         SECTION 7.13.     Titles and Headings..............................................................     34
         SECTION 7.14.     Exhibits and Schedules...........................................................     34
         SECTION 7.15.     Press Releases and Public Announcements..........................................     34
         SECTION 7.16.     Remedies Cumulative..............................................................     34
         SECTION 7.17.     Several Liability of the Purchasers..............................................     34
         SECTION 7.18.     Brokers..........................................................................     35

                                   EXHIBITS

Exhibit A                  Form of Warrant
Exhibit B                  Stockholder Agreement
Exhibit C                  Certificate

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------


          SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of January
                                               ---------
11, 1999, by and between IMPAC Group, Inc. (the "Company"), a Delaware
                                                 -------
corporation, BT Capital Investors, L.P. ("BTI"), Phoenix Home Life Mutual
                                          ---
Insurance Company ("Phoenix" and, together with BTI, each a "Purchaser", and
                    -------                                  ---------
collectively the "Purchasers").
                  ----------

                             W I T N E S S E T H:


          WHEREAS, the Purchasers desire to purchase (i) shares of the Company's Redeemable Preferred Stock (the "Preferred") with an aggregate liquidation
                                 ---------
preference of $20,000,000 at the issuance thereof and (ii) detachable, ten-year warrants (in the form attached hereto as Exhibit A, the "Warrants" and together
                                                         --------
with the Preferred, the "Securities") to purchase the number of shares of Common
                         ----------
Stock (as defined in 2.02) representing 3.5% of total Common Stock of the Company (on a fully diluted basis, calculated as provided in Schedule 2.02) on the Closing Date (the "Warrant Shares") from the Company, and the Company
                      ------- --------
desires to issue and sell the Securities to the Purchasers, in each case upon the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, the parties desire to set forth the objectives and principles which will govern their relations and responsibilities with respect to each other by entering into concurrently with the sale and purchase of securities hereunder a stockholders agreement, in the form attached hereto as Exhibit B (the "Stockholders Agreement").
      ------------ ---------

          WHEREAS, in connection with the negotiation and preparation of this Agreement, the Company has prepared and is separately delivering to the Purchasers a disclosure schedule dated the date hereof (the "Disclosure
                                                             ----------
Schedule" with any reference in this Agreement to a "Schedule" being a reference
--------                                             --------
to the Disclosure Schedule).

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows.

                                   ARTICLE I

                               SALE AND PURCHASE

          SECTION 1.01. Agreement to Sell and to Purchase; Purchase Price.  On
                        -------------------------------------------------
the Closing Date (as defined in Section 1.02) and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase and accept from the Company, such amount of Securities for the purchase price payable in immediately available funds, as is indicated on each Purchaser's signature page attached hereto (the "Securities Purchase").
             ---------- --------

          SECTION 1.02. Closing.  The closing of the sale and purchase of the
                        -------
Securities (the "Closing") shall take place at 10:00 a.m., local time, on
                 -------
January 11, 1999, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of Paul, Hastings,
                       ------- ----
Janofsky & Walker, 399 Park Avenue, New York, New York 10022, or at such other place as the parties hereto shall agree in writing. At the Closing, (a) each Purchaser shall, not later than the Closing Date, deposit into a bank account designated by the Company, by wire transfer of immediately available funds, an amount equal to the aggregate purchase price of the Securities being purchased by such Purchaser from the Company, and (b) the Company shall deliver to each Purchaser, against payment of the purchase price therefor, stock certificates and Warrants representing the Securities being purchased by such Purchaser in definitive form and registered in such Purchaser's name, each in a single certificate or in such other denominations (including fractional shares) as such Purchaser shall request not later than three business days prior to the Closing Date.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

          The Company hereby represents and warrants to each Purchaser as follows:

          SECTION 2.01.  Organization and Standing.  The Company is duly
                        -------------------------
incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on (i) the business, operations, properties, prospects or financial condition of the Company, as the case may be or (ii) the Company's ability to perform its obligations under this Agreement, the

Stockholders Agreement, the Fourth Amended and Restated Certificate of Incorporation of the Company (a copy of which is attached hereto as Exhibit C, the "Certificate"), or the Warrants (collectively, the "Operative Documents") (a
     -----------                                         ------------------
material adverse effect on clauses (i) or (ii), each, a "Material Adverse
                                                         ----------------
Effect"). The Company has made available to the Purchasers a correct and
------
complete copy of its By-Laws, as amended to the date of this Agreement.

          SECTION 2.02. Capital Stock.
                        -------------

          (a) The authorized capital stock of the Company consists on the date hereof, and will consist at the Closing, of 1,000,000 shares of Series A Common Stock, $0.001 par value (the "Series A Common Stock"), 100,000 shares of Series
                              ---------------------
B Common Stock, par value $0.001 per share (the "Series B Common Stock" and
                                                 --------------------
together with the Series A Common Stock, the "Common Stock"), of which
                                              ------ -----
166,158.13 shares will be issued and outstanding immediately following the Closing (after giving effect to the repurchase of shares of Common Stock contemplated by the Heritage Repurchase Agreement (as defined in the Certificate), and 50,000 shares of Preferred, of which 20,000 shares will be issued and outstanding immediately following the Closing. The outstanding shares of the Company's Common Stock have been duly authorized, validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 2.02, at the date hereof, and immediately following the Closing, there are and will be no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for or to purchase any shares of Common Stock or other capital stock of the Company. Except as contemplated by the Stockholders Agreement or as set forth on Schedule 2.02, there are no restrictions upon the voting or transfer of any shares of the Company's Common Stock pursuant to the Company's Certificate, By-Laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

          (b) On the date hereof, Affiliates of Heritage Partners Management Co. Inc. d/b/a Heritage Partners, Inc. own 125,871.35 shares of Series A Common Stock and 4,500 shares of Series B Common Stock (prior to giving effect to the repurchase of shares of Common Stock contemplated by the Heritage Repurchase Agreement). After giving effect to the repurchase of shares of Common Stock contemplated by the Heritage Repurchase Agreement, Affiliates of Heritage Partners Management Co. Inc., d/b/a Heritage Partners, Inc., will own 100,283.98 shares of Common Stock (the "Heritage Ownership Amount").
                             -------------------------

          SECTION 2.03.  Subsidiaries.
                         ------------

          (a) Schedule 2.03(a) sets forth a complete and correct list of each corporation (or other entity) of which the Company owns, directly or indirectly, shares of capital stock (or other shares of equity interests) having in the aggregate 50% or more of the total combined voting power of the issued and outstanding shares of capital stock (or other shares of equity interests) entitled to vote generally in the election of directors (or the analogous governing body of such an entity) of such corporation (hereinafter referred to collectively as "Subsidiaries" and individually as a "Subsidiary") and the percentage of such
 ------------                         ----------
voting power owned by the Company.

          (b) Each of the Subsidiaries is duly incorporated, validly existing and, except as set forth on Schedule 2.03(b), in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Each Subsidiary is duly qualified to do business as a foreign corporation in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and except for any directors' qualifying shares and except as set forth on Schedule 2.03(b) are owned of record and beneficially, directly or indirectly, by the Company, free and clear of any pledges, liens, claims, charges, security interests or other encumbrances. Except as contemplated by the Stockholders Agreement or as set forth on Schedule 2.03(b), there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Subsidiaries.

          SECTION 2.04. Authorization.  Except as noted on Schedule 2.04, (A)
                        -------------
corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution and delivery by the Company of the Operative Documents, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Securities being sold hereunder, has been taken or will be taken prior to the Closing, (B) this Agreement and the other Operative Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) certain indemnification and contribution provisions in the Stockholders Agreement may be limited by considerations of public policy and (C) to the best knowledge of the Company, no party to any Operative Document is in breach of or in default thereunder and no event or circumstance has occurred which, with or without the giving of notice or lapse of time or both, could result in a right of termination in respect thereof.

          SECTION 2.05. Valid Issuances of Shares.
                        -------------------------

          (a) The shares of Preferred being purchased hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be (i) duly and validly issued, (ii) fully paid and nonassessable, (iii) free of preemptive or similar rights to subscribe for or to purchase any capital stock or other securities or equity interests of the Company, and (iv) free of restrictions on transfer other than those set forth in this Agreement, the other Operative Documents or federal and state securities laws. The Warrant Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants, will be (i) duly and validly issued,
(ii) fully paid and nonassessable, (iii) free of preemptive or similar rights to subscribe for or to purchase any capital stock or other securities or equity interests of the Company, and (iv) free of restrictions on transfer other than those set forth in this Agreement, the other Operative Documents or federal and state securities laws. Based on the representations and warranties of the Purchasers herein, at the Closing the Securities will have been issued in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and the
                                             --------------
registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom.

          (b) Based on the representations and warranties of the holders of the outstanding capital stock of the Company, such shares of such capital stock, and all outstanding options and other securities of the Company have been issued in compliance with the Securities Act and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom.

          SECTION 2.06. Governmental Consents.  Based on the representations and
                        ---------------------
warranties of the Purchasers herein, except as set forth in Schedule 2.06, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or any other Operative Document, other than pursuant to applicable federal and state securities laws, which filings will be made on or before the required deadline therefor. The foregoing should not be construed as a representation or warranty as to the capacity of any Purchaser to purchase the Securities or a limitation of any Purchaser's representation and warranty pursuant to Section 3.02.

          SECTION 2.07. No Violation; Consents.  Based on the representations
                        ----------------------
and warranties of the Purchase herein, the execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby does not and will not contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or other governmental or regulatory instrumentality to which the Company is bound, except for any such contraventions that could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 2.07, the execution, delivery and performance by the Company of this Agreement and other Operative Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) will not (A) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which the Company is bound or to which the Company's properties or assets is subject, or (B) result in the creation or imposition of any pledge, lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Company, except for any such defaults, pledges, liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect, and (ii) will not violate any provision of the Certificate or By-Laws of the Company.

          SECTION 2.08. Litigation.  Except as set forth in Schedule 2.08, there
                        ----------
is no action, suit, proceeding, claim, arbitration or investigation (each, an "Action") pending or, to the best of the Company's knowledge, currently
 ------
threatened against the Company or any of its Subsidiaries, any of their activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company or any of its Subsidiaries in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Company or such Subsidiary, which, if decided adversely to the Company or such Subsidiary or such officer, director or employee, would have a Material Adverse Effect. By way of example but not by way of limitation, there are no Actions pending or, to the best of the Company's knowledge, threatened relating to the prior employment of any of the Company's or any of its Subsidiaries' employees or consultants, their use in connection with the Company's or any of its Subsidiaries' business or any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties, except for any such pending or threatened Action which, if decided adversely to the Company, would not have a Material Adverse Effect. Except as set forth in Schedule 2.08, none of the Company or its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company or any of its Subsidiaries currently pending or which the Company or any of the Subsidiaries intends to initiate.

          SECTION 2.09. Financial Statements; Undisclosed Liabilities.
                        ---------------------------------------------

          (a) The Company has heretofore delivered to the Purchasers and included as Schedule 2.09 are the unaudited balance sheet (the "November Balance
                                                                ----------------
Sheet") and statement of income of the Company as of and for the one month
-----
period ended November 30, 1998. Such financial statements (a) were prepared in accordance with the books and records of the Company; (b) subject to the absence of notes thereto, were prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP"); (c) fairly present the Company's
                                 ----
financial condition and the results of its operations as of the date thereof and the period covered thereby; and (d) include all adjustments which the Company considers necessary for a fair presentation, subject to normal year-end accruals and adjustments. Except with respect to the transactions disclosed in Schedule 2.09(d), the Company has no material liabilities and there are no material contingent liabilities not disclosed in the November Balance Sheet, except current liabilities incurred in the ordinary course of business subsequent to November 30, 1998 and any obligations arising under contracts entered into since November 30, 1998 and listed on

Schedule 2.11, Schedule 2.12, Schedule 2.18, Schedule 2.19 or Schedule 2.27 and any other liabilities (including contingent liabilities) that could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

          (b) Attached as Schedule 2.09 (b) is a combined statement of income
                          -----------------
of the Company for the eleven month period ended November 30, 1998 (the

"Combined Statement").  The Combined Statement has been prepared by combining
 ------------------
the Company's historical income statement for the eleven month period ended November 30, 1998 with the results of operations for AGI Incorporated for the period from January 1, 1998 through March 12, 1998 and the results of operations of Tinsley Robor plc for the period from January 1, 1998 through September 10, 1998. No other adjustments have been made. The Combined Statement is not necessarily indicative of the Company's results of operations that might have occurred had the acquisitions of AGI Incorporated and Tinsley Robor plc and the related financing transactions been completed as of January 1, 1998 and do not purport to represent what the Company's results of operations might be for any future period.

          SECTION 2.10.  Change in Condition.  Except as set forth in Schedule
                         -------------------
2.10, since November 30, 1998, the Company has conducted business only in the ordinary course consistent with past practices and there has been no material adverse change in the business, operations, properties, prospects or financial condition of the Company or any of its Subsidiaries, whether or not arising in the ordinary course of business except as contemplated by this Agreement or any other Operative Document (including the schedules hereto or thereto).

          SECTION 2.11.  Employee Benefit Plans.
                         ----------------------

     (a) Set forth on Schedule 2.11(a) is a list (or, in the case of the Company's European Subsidiaries, a general description) of each employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company (each, except in the
                      -----
case of any Multiemployer Plan (as defined below), an "Employee Benefit Plan")
                                                       ---------------------
or any ERISA Affiliate (as defined below), each multiemployer plan as defined in section 4001 (a) (3) of ERISA to which the Company or any ERISA Affiliate contributes (each a "Multiemployer Plan"), each collective bargaining agreement
                     ------------- ----
to which the Company is a party, each employee retirement health, welfare, or other employee benefit plan, program or scheme subject to the laws of a country other than the United States (each a "Foreign Plan"), and each other plan,
                                      ------------
policy, trust, employment contract, organization or arrangement providing benefits to employees of the Company (each a "Benefit Arrangement"). For
                                              ------- -----------
purposes of this Agreement, "ERISA Affiliate" shall mean any person (within the
                             ----- ---------
meaning of section 3(9) of ERISA) that would be regarded together with the Company as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                ----

     (b) Except as disclosed on Schedule 2.11(b):

          (i) The Company and each Employee Benefit Plan are in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans and Benefit Arrangements required to be disclosed on Schedule 2.11(a), and for each Employee Benefit Plan that is intended to be qualified under Code section 401(a) either a favorable determination letter has been issued by the United States Internal Revenue Service (or any successor agency thereto, the "Service") or a timely
                                               -------
application for such a letter has been or will be submitted. With respect to each Employee Benefit Plan, the Company has provided the Purchasers with the following: a copy of the plan document and all amendments; the three most recently filed Forms 5500; the most recent determination letter; and all correspondence relating to any Employee Benefit Plan from the Internal Revenue Service, U.S. Department of Labor or the Pension Benefit Guarantee Corporation.

          (ii) No Employee Benefit Plan (i) is the subject of termination proceedings under ERISA section 4041, 4041A or 4042, has been or will have been, within 5 years prior to the Closing Date, completely or partially terminated, or is or has been within 5 years prior to the Closing Date the subject of a reportable event as to which notice would be required to be filed with the Pension Benefit Guaranty Corporation ("PBGC"); and (ii) has incurred or is
                                       ----
expected to incur any liability to the PBGC, other than for premiums pursuant to ERISA Section 4007 that are not yet due, that could result in any material liability to the Company.

          (iii) No Employee Benefit Plan is subject to Title IV of ERISA or the minimum funding standards of section 412 of the Code or section 302 of ERISA.

          (iv) Neither the Company nor any ERISA Affiliate has any withdrawal liability (within the meaning of Part I of Subtitle E of Title IV of ERISA) with respect to any Multiemployer Plan that has or would have a Material Adverse Effect. In addition, neither the Company nor any ERISA Affiliate has any withdrawal liability (within the meaning of Part I of Subtitle E of Title IV of ERISA) with respect to any Multiemployer Plan if it were to cease contributions to any Multiemployer Plan as of the Closing Date, except any such liability that could not reasonably be expected to have a Material Adverse Effect.

          (v) All contributions or payments required to be made by the Company or any ERISA Affiliate prior to the Closing Date to any Employee Benefit Plan or Multiemployer Plan have been paid or made by the due date, except where the failure to make such contribution or payment could not reasonably be expected to have a Material Adverse Effect. All contributions, transfers and payments in respect of any Employee Benefit Plan for which a deduction or credit has been claimed have been or are fully deductible or allowable as a credit under the Code, except where the failure for such contributions, transfers or payments to be deductible or allowable as a credit could not reasonably be expected to have a Material Adverse Effect.

          (vi) Except as indicated on Schedule 2.11(b), since January 1, 1998, there has been no change in any Employee Benefit Plan or adoption of a new Employee Benefit Plan that materially increases benefits to any employee of the Company.

          (vii)  With respect to each Employee Benefit Plan that is a "group
                                                                       -----
health plan" within the meaning of ERISA section 607(1) or that is subject to
------ ----
Code section 4980B, the Company and ERISA Affiliate has complied in all material respects with the continuation coverage requirements of Code section 4980B and
Part 6 of Title 1 of ERISA. No Company maintains or contributes to a "nonconforming group health plan," as defined in section 5000(c) of the Code,
--------------------------------
that has or would have a Material Adverse Effect.

          (viii) No Employee Benefit Plan that is a "welfare benefit plan" as
                                                     --------------------
defined in section 3(l) of ERISA provides benefits, including without limitation, death or medical benefits, beyond termination of service or retirement other than coverage mandated by law.

          (ix) The Company and each Foreign Plan are in compliance in all material respects with all provisions of law applicable to the Foreign Plans, including non-United States law applicable to the Foreign Plans.

          SECTION 2.12.  Interests in Real Property.
                         --------------------------

          (a) Schedule 2.12(a) sets forth a list, by deed reference or otherwise, of all real properties owned or all material real property leased by the Company and any of its Subsidiaries. Except as set forth on Schedule 2.12(a), each of the Company and any of its Subsidiaries has marketable title in fee simple to all real properties shown on Schedule 2.12(a) as owned by it and valid and enforceable leasehold interests in all real estate shown on Schedule 2.12(a) as leased by it, except where the invalidity or unenforceability of such leasehold interests could not reasonably be expected to have a Material Adverse Effect. None of the real properties (including improvements thereon) owned by, or the leasehold estates of, the Company or any of its Subsidiaries is subject to any liens, mortgages or encumbrances ("Liens") (except for real estate taxes
                                          -----
and other matters as set forth in Schedule 2.12(a) and except for any encumbrances that do not affect in any material respect the marketability, use or value of the real property); and none of such real properties is subject to any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments of record which materially adversely affect the value thereof, taken as a whole, or which interfere with or impair the present and continued use thereof, taken as a whole, in the usual and normal conduct of the business of the Company or any of its Subsidiaries. Except as set forth in Schedule 2.12(b), no party has any right of first offer, right of first refusal or other right to purchase all or any portion of the real properties owned by the Company or its Subsidiaries and set forth on Schedule 2.12(a) or the improvements erected thereon. To the Company's best knowledge and except as set forth on Schedule 2.12(b), there is no pending condemnation or eminent domain proceeding which affect or would affect all or any portion of the real properties owned by the Company or its Subsidiaries and set forth on Schedule 2.12(a) or any negotiations for the purchase of all or any portion of thereof in lieu of condemnation. To the best knowledge of the Company, (A) all improvements on such real properties and the operations therein conducted conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations (whether through grandfathering provisions, permitted use exceptions variances or otherwise), except for possible nonconforming uses or violations (i) which do not and will not materially interfere with the present use, operation or maintenance thereof by the Company or any of its Subsidiaries as now used, operated or maintained or access thereto, and, (ii) in the case of real properties owned by the Company, which do not and will not materially adversely affect the value thereof and (B) neither the Company nor any of its Subsidiaries has received written notice of any violation of or noncompliance with any such laws, ordinances or administrative regulations from any applicable governmental or regulatory authority, except for notices of violations or failures so to comply, if any, that could not reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on Schedule 2.12(b), (i) neither the Company nor any of its Subsidiaries is in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default) under any lease set forth on Schedule 2.12(a), and (ii) no party to any Lease has given the Company or any of its Subsidiaries written notice of or made a claim with respect to any breach or default by the Company or any of its Subsidiaries party thereto, the consequences of which, in either case (i) or (ii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          SECTION 2.13.  Compliance with Law.  Except as set forth on Schedule
                         -------------------
2.13, the operations of the Company and its Subsidiaries have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Company, any of its Subsidiaries and their respective assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, currency exchange, equal opportunity, health, environmental protection, conservation, wetlands, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension, securities and trading with the enemy matters, except for violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 2.13, neither the Company nor any of its Subsidiaries has received notice of any violation of or noncompliance with any applicable laws, regulations, orders or other requirements from any applicable governmental or regulatory authority, except for notices of violations or failures so to comply, if any, that could not reasonably be expected to have a Material Adverse Effect.

          SECTION 2.14.  Tax Matters.
                         -----------

          (a) As used in this Agreement, the term "Taxes" shall mean all taxes,
                                                   -----
however denominated, including all charges, fees, imposts, levies, or other assessments, including, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes, estimated taxes, together with any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any governmental taxing authority (domestic or foreign) and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date; and "Tax" shall mean any one of them. As used in this
                             ---
Agreement, the term "Tax Returns" shall mean any return, report, information
                     --- -------
return, statement, schedule or other document (including any related or supporting information) filed or required to be filed with any governmental taxing authority in connection with the determination, assessment, collection or administration of any Taxes, and any amendments thereof.

          (b) Except as set forth on Schedule 2.14(b), each of the Company and its Subsidiaries has duly and timely filed, or will duly and timely file (or there has been, or will be, duly and timely filed on its behalf), with the appropriate governmental taxing authorities all Tax Returns in respect of Taxes required to be filed through the date as of which this representation is made (taking into account extensions). Except as set forth on Schedule 2.14(b), the information filed on behalf of the Company and its Subsidiaries was complete and correct in all material respects, other than any such incomplete or incorrect information which could not, when considered in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 2.14(b), neither the Company nor any of its Subsidiaries has requested any extension of time within which to file Tax Returns ("Extended Returns") in
                                                     -------- -------
respect of any Taxes, other than Extended Tax Returns which have since been filed and other than Extended Tax Returns for which the Company has either paid all Taxes due or created a reserve on its books for all Taxes due, except for any Taxes where the failure to pay or create a reserve for such Taxes in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (c) Except as set forth on Schedule 2.14(c), all Taxes of the Company and its Subsidiaries due to be paid on or prior to the Closing Date (taking into account extensions) have been paid or will be paid prior to the Closing Date or an adequate reserve has been (or, with respect to periods for which financial reports have not yet been prepared, will be) established therefor in accordance with GAAP. Except as set forth on Schedule 2.14(c), to the best of the Company's knowledge the Company and its Subsidiaries do not have any material liability for Taxes in excess of such amounts so paid or reserves so established.

          (d) Except as set forth on Schedule 2.14(d), all Taxes that the Company and each of its Subsidiaries are or were required by law to withhold or collect during the period from

January 1, 1998 through the Closing Date have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body. Except as set forth on Schedule 2.14(d), there are no Liens (arising during the period from January 1, 1998 through the Closing Date) with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any of its Subsidiaries, except for statutory liens for Taxes not yet due or delinquent.

          (e) Except as set forth in Schedule 2.14(e), no waivers or extensions of a statute of limitations relating to Taxes is currently in effect with respect to the Company or any of its Subsidiaries, other than any such waivers or extensions which could not, when considered in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (f) Except as set forth on Schedule 2.14(f), no material deficiencies for Taxes have been claimed in writing, proposed in writing or assessed in writing by any governmental taxing authorities against the Company or its Subsidiaries for any taxable year ended subsequent to December 31, 1993, other than any which have since been paid. Except as set forth on Schedule 2.14(f), there are no pending or, to the best of the Company's knowledge, threatened audits, investigations or claims for or relating to any material additional liability in respect of Taxes against the Company or its Subsidiaries, and there are no matters under discussion between the Company or any of its Subsidiaries or any officers or directors of the Company or any of its Subsidiaries and any governmental taxing authority with respect to Taxes that are likely to result in a material additional liability for Taxes for the Company or any of its Subsidiaries.

          (g) Except as set forth in Schedule 2.14(g), neither the Company nor any of its Subsidiaries has any tax-sharing agreements or similar arrangements with any person other than any of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has any liability for Taxes of any person other than any of the Company and its Subsidiaries under Treasury Regulation
Section 1502-6 (or any similar provision of state, local or foreign law).

          (h) Except as set forth on Schedule 2.14(h), the Company is not now and has never been a "United States real property holding corporation," as
                      ------ ------ ---- -------- ------- -----------
defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

          SECTION 2.15.  Environmental Matters.  Except as set forth on Schedule
                         ---------------------
2.15, the Company and each of its Subsidiaries have obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and, except as set forth on Schedule 2.15,
              ------------- ----
have been and are in compliance with all Environmental Laws and with all such licenses, permits and authorizations, except where the failure to obtain and maintain such licenses, permits and other authorizations or any such noncompliance could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 2.15, neither the Company nor its Subsidiaries has performed or suffered any act which could give rise to, or has otherwise incurred or expressly assumed by contract or operation of law, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601 et seq. or any other Environmental Laws, nor has the Company or any of
         -- ---
of its Subsidiaries received notice of any such liability or any claim therefor or submitted written notice pursuant to Section 103 of such Act to any governmental agency with respect to any of their respective assets, except for any of the foregoing which could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 2.15, to the best knowledge of the Company no hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law) and no asbestos-containing material has been released, placed, dumped or otherwise come to be located on, at, beneath or adjacent to any of the assets or properties owned, leased or otherwise operated by the Company or each of its Subsidiaries, or any other person, or any surface waters or groundwaters thereon or thereunder, except (i) in compliance with applicable Environmental Law or
(ii) for any of the foregoing which could not reasonably be expected to have a Material Adverse Effect, considering all of the foregoing individually and in the aggregate. Except as set forth on Schedule 2.15, none of the Company or any of its Subsidiaries owns or operates an underground storage tank containing a regulated substance, as such term is defined in Subchapter IX of the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6991 et seq. Except as set forth
                                                  -- ---
in Schedule 2.15, neither the Company nor any of its Subsidiaries has Treated, Stored or Disposed of any Hazardous Waste (as such capitalized terms are respectively defined in the Resource Conservation and Recovery Act, 42 U.S.C.
(S) 6901 et seq.), except where such Treatment, Storage or Disposal (i) was in
         -- ---
compliance with applicable Environmental Law or (ii) was in the ordinary course of business, and then only in such quantities as are reasonable for the ordinary conduct of the business, and could not reasonably be expected to have a Material Adverse Effect, considering all such Treatment, Storage or Disposal in the aggregate.

          SECTION 2.16.  Intellectual Property.
                         ---------------------

          (a) Schedule 2.16(a) contains a true, complete and accurate list and description of all United States and foreign patents and patent applications; all United States and foreign trademark, service mark, trade name and copyright registrations and applications for registration; and all renewals, affidavits of use, extensions, divisions, continuations, continuations-in-part, issues and reissues with respect to the foregoing; owned, used, claimed or developed by the Company or any of its Subsidiaries (collectively, the "Registered Rights"), or
                                                       ---------- ------
in which the Company or any of its Subsidiaries has an interest. All Registered Rights are valid and subsisting.

          (b) Except as set forth in Schedule 2.16(b), the Company and each of its Subsidiaries own and/or have the exclusive and unrestricted right to use all patents, trademarks, service marks, trade names, copyrights, "Trade Secrets" (as defined below) and
                                         ----- -------
other intellectual property rights, including without limitation the Registered Rights, and licenses and claims for past, present or future infringement under any thereof, used or developed in the businesses or operations of the Company and/or each of its Subsidiaries, as such businesses or operations are now conducted or as heretofore conducted (collectively, the "Intellectual Property
                                                         ------------ --------
Rights"), except any failures to own and/or have such rights which,
------
individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 2.16(b), all Intellectual Property Rights are free and clear of all liens (other than liens contemplated by any of the documents or instruments listed in Schedule 2.19), claims, restrictions and encumbrances (including without limitation of any former employer of the Company's and/or any of its Subsidiaries' employees), and do not infringe upon or otherwise act adversely to the right or claimed right of any third party, except for any of the foregoing which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for the agreements and licenses set forth in Schedule 2.19, neither the Company nor its Subsidiaries are obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use of any of the Intellectual Property Rights, in connection with the ownership of their respective assets, the conduct of their respective businesses or otherwise, except for any such obligations or liabilities that could not reasonably be expected to have a Material Adverse Effect.

          (c) The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their respective trade secrets, "know-how," inventions, discoveries, designs, processes, formulae, customer lists, supplier lists, marketing strategies, research and development data, processes, computer programs (including source code), technical data, confidential data and other information (collectively, "Trade Secrets"), except where the failure to take such measures could not
 ----- -------
reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 2.16(c), the Company's and each of its Subsidiaries' employees and other persons who either alone or in concert with others developed, invented, discovered, derived, programmed or designed any of the Trade Secrets have entered into a written agreement with the Company and/or its Subsidiaries providing that such Trade Secrets and other information are proprietary to the Company and/or its Subsidiaries and are not to be divulged or misused, and transferring to the Company and/or its Subsidiaries, without any further consideration being given therefor, all of such employee's or other person's right, title and interest in and to such Trade Secrets and other information, and to all Intellectual Property Rights relating to such Trade Secrets and information.

          (d) Except as set forth on Schedule 2.16(d), neither the Company nor its Subsidiaries have any knowledge, or have received any communication alleging, that the Company and/or the Subsidiaries have infringed or violated or, by using the Intellectual Property Rights or conducting their respective businesses as now conducted, would infringe or violate any of the patents, licenses, trademarks, service marks, trade names, copyrights, Trade Secrets or other proprietary rights of any person or entity. Except as set forth on
Schedule 2.16(d), neither the Company nor its Subsidiaries is aware of any third party that is infringing upon or violating any of the Company's or any of its Subsidiaries' Intellectual Property Rights, Trade Secrets or other proprietary rights.

          SECTION 2.17.  Registration Rights.  Except as contemplated by the
                         -------------------
Stockholders Agreement and as set forth on Schedule 2.17, the Company is not under any obligation to register any of its outstanding securities pursuant to the Securities Act.

          SECTION 2.18.  Insurance.  Schedule 2.18 lists (except as noted on
                         ---------
Schedule 2.18) all policies of title, fire, liability, casualty, business interruption, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance, required to be maintained by the Company and each of its Subsidiaries by Section 4.07(c) of the Indenture, and as of the date hereof all such policies are in full force and effect in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default in any material respect under any provisions of any such policy of insurance and neither has received notice of cancellation of any such insurance.

          SECTION 2.19.  Material Contracts.  Except for the agreements
                         ------------------
identified in the Schedule 2.19 (the "Material Contracts"), none of the Company
                                      -------- ---------
or any of its Subsidiaries are party to or otherwise bound by any written or oral contract or instrument or other restriction of the following type:

          (a) contract or agreement which is not terminable on less than ninety
(90) days' notice without cost or other liability to the Company or any of its Subsidiaries (except for contracts which, in the aggregate, are not material to the business of the Company or any of its Subsidiaries);

          (b) contract with any labor union;

          (c) contract or other commitment with any supplier of goods or services containing any provision permitting any party other than the Company or one of its Subsidiaries to renegotiate the price or other terms, or containing any rebate or other similar provision, upon the occurrence of a failure by the Company or any of its Subsidiaries to meet its obligations under the contract when due or the occurrence of any other event, except for such contracts or commitments with suppliers of goods or services entered into in the ordinary course of business;

          (d) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment, in either case in excess of the Company's or any of its Subsidiaries' normal operating requirements;

          (e) contract for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company or any of its Subsidiaries, except normal severance arrangements and accrued vacation pay;

          (f) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or any of its Subsidiaries;

          (g) guaranty of any obligation for borrowed money or otherwise (other than the endorsement of checks in the ordinary course of business);

          (h) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company or any of its Subsidiaries other than the Operative Documents;

          (i) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or any of its Subsidiaries has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor, except for leases of real or personal property not requiring the payment of more than $20,000, individually, or $5,000,000, in the aggregate, in annual lease payments;

          (j) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities, other than the Operative Documents;

          (k) assignment, license or other agreement with respect to any form of intangible property other than software licenses pursuant to which the Company or its Subsidiaries licenses commercially available software;

          (l) agreement under which it has limited or restricted its right to compete with any person in any respect;

          (m) except for contractual indemnities provided to customers in connection with the sale of goods or services in the ordinary course of business, agreement requiring indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights; or

          (n) any other contract or group of related contracts with the same party involving more than $250,000 or continuing over a period of more than one
(1) year from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company or any of its Subsidiaries without penalty upon notice of thirty (30) days or less, except for purchase orders and similar agreements with customers and suppliers entered into in the ordinary course of business, which may exceed $250,000 individually or when aggregated for a particular customer or vendor; or

          (o) any other contract that would be considered a Material Contract of the Company as of the date hereof under Item 601(b)(10) of Regulation S-K promulgated by the Securities Exchange Commission.

          SECTION 2.20.  Contracts.  All Material Contracts to which the Company
                         ---------
and any of its Subsidiaries is a party are in full force and effect on the date hereof. None of the Company or any of its Subsidiaries is in default in respect of any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults which could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no other party to any Material Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults which could not reasonably be expected to have a Material Adverse Effect.

          SECTION 2.21.  Solvency. The Company and its Subsidiaries on a
                         --------
consolidated basis are Solvent. For purposes of this Agreement, "Solvent" means,
                                                                 -------
when used with respect to (A) the Company or a Subsidiary (other than subject to clause (B)), that (a) the fair saleable value of the assets of the Company or such Subsidiary is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such person), whether or not reflected on a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed, (b) the Company or such Subsidiary is able to pay its debts or obligations in the ordinary course as they mature and (c) the Company or such Subsidiary does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted and (B) for any such Subsidiary incorporated in England and Wales, on a particular date, on that date such Subsidiary has the ability to pay its debts as and when they fall due and could not be deemed to be insolvent for the purposes of the Insolvency Act of 1986 of the United Kingdom.

          SECTION 2.22.  Private Offering.  Based on the Purchasers'
                         ----------------
representations in Article III, the sale of the Company's Securities hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

          SECTION 2.23.  Loans and Advances.  Except as set forth on Schedule
                         ------------------
2.23, none of the Company or any of its Subsidiaries has any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company or any of its Subsidiaries in respect to reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company or any of its Subsidiaries.

          SECTION 2.24.  Significant Customers and Suppliers.  Except as set
                         -----------------------------------
forth on Schedule 2.24, no customer or supplier which was "significant" to the
                                                           -----------
Company or any of its Subsidiaries during the period covered by the eleven-month period ended November 30, 1998, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company or any of its Subsidiaries, as the case may be. For the purposes of this Section 2.24, "significant" customers and suppliers means (i)
                                -----------
any customer to which five (5) percent or more of the Company's revenues during the eleven-month period ended November 30, 1998 could be attributed or (ii) any supplier from which five (5) percent or more of the Company's raw materials and/or components were purchased during the eleven-month period ended November 30, 1998, respectively.

          SECTION 2.25.  Disclosure.  Neither this Agreement, nor the Schedules
                         ----------
or Exhibits to this Agreement, nor the financial statements referenced in
Section 2.09, nor the statements, documents, certificates, or other items prepared or supplied by the Company with respect to the transactions contemplated hereby, considering this Agreement, the Schedules and Exhibits hereto and all such statements, documents, certificates or other items in the aggregate and taking into account any information supplied by the Company prior to the Closing which updates or supersedes earlier information, contain an untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading.

          SECTION 2.26.  Officers.  Set forth in Schedule 2.26 is a list of the
                         --------
names of the officers of the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company in 1998. Except as set forth on
Schedule 2.26 or Schedule 2.19, none of such persons has an employment agreement or understanding, whether oral or written, with the Company, which is not terminable on notice by the Company without cost or other liability to the Company.

          SECTION 2.27.  Transactions With Affiliates.  Except as set forth on
                         ----------------------------
Schedule 2.27 or Schedule 2.19, no director, officer or 5% stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, is an officer, director, trustee, partner or holder of more than 5% of the outstanding equity interests thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment at will arrangements in the ordinary course of business.

          SECTION 2.28.  Employees.  Except as set forth on Schedule 2.28, each
                         ---------
of the officers of the Company, each key employee and each other employee now employed by the Company who to the Company's knowledge has access to confidential information of the

Company has executed a confidentiality agreement and a non-competition agreement, and such agreements are in full force and effect. Except as set forth on Schedule 2.28, none of the officers or key employees of the Company have advised the Company (orally or in writing) that he intends to terminate employment with the Company.

          SECTION 2.29.  Year 2000.
                         ---------

          (a) All Information Systems and Equipment (defined below) are either Year 2000 Compliant (defined below), or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by September 30, 1999, except for any failure to be Year 2000 Compliant and any reprogramming, remediation or other corrective action not completed by September 30, 1999, that could not reasonably be expected to have a Material Adverse Effect. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof (in excess of the Company's budget to address its Y2K issues, as disclosed in
Schedule 2.29(a)), as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) could not reasonably be expected to have a Material Adverse Effect.

          (b) "Year 2000 Compliant" means that all Information Systems and
               ---- ---- ---------
Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the Year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair in any material respect the accuracy or functionality of Information Systems and Equipment.

          (c) "Information Systems and Equipment" shall mean all computer
               ----------- ------- --- ---------
hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Company or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Company's or any of its Subsidiaries' conduct of their business; provided that
                                                                 -------- ----
Information Systems and Equipment does not include any of the foregoing of any third party customer or vendor which is not owned, licensed, leased, operated or otherwise controlled by the Company.

          SECTION 2.30.  Labor Relations.
                         ---------------

          (a) Neither the Company nor any of its Subsidiaries nor any person for whom the

Company or any of its Subsidiaries is responsible by law or contract, is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice charge or complaint pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries or any person for whom the Company or any of its Subsidiaries is responsible by law or contract, before the National Labor Relations Board or any corresponding state, local or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or any person for whom the Company or any of its Subsidiaries is responsible by law or contract, (ii) no union representation claim existing with respect to the employees of the Company or any of its Subsidiaries or any person for whom the Company or any of its Subsidiaries is responsible by law or contract, and (iii) to the best knowledge of the Company, no union organizing activities taking place. Except as set forth on Schedule 2.30(b), neither the Company or any of its Subsidiaries nor any person for whom the Company or any of its Subsidiaries is responsible by law or contract, is a party to any collective bargaining agreement. To the best knowledge of the Company, no suit, claim, action, investigation, or proceeding has been instituted or is pending against the Company or any of its Subsidiaries or any such person for whom they are responsible by law or contract in connection with any such collective bargaining agreement described on Schedule 2.30(b), other than any such suit, claim, action, investigation or proceeding which could not reasonably be expected to have a Material Adverse Effect.

          (b) Except as disclosed on 2.30(b), none of the Company or any of its Subsidiaries has violated any applicable federal, state, provincial or foreign law relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, immigration and occupational safety and health (each a "Violation"), except to the extent such a Violation would not reasonably be
 ---------
expected to have a Material Adverse Effect. Except as set forth in Schedule 2.30(b), to the best knowledge of the Company, no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other corresponding state agency, and the Company and each of its Subsidiaries has at all times been in material compliance with all federal and state laws and regulations prohibiting discrimination in the workplace including, without limitation, laws and regulations that prohibit discrimination and/or harassment on account of race, national origin, religion, gender, disability, age, immigration status, workers compensation status or otherwise, except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect.

          SECTION 2.31.  Absence of Questionable Payments.  Neither the Company,
                         --------------------------------
any of its Subsidiaries, or any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor to the best of the Company's knowledge any current director, officer, agent, employee, or other person acting on behalf of the Company or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts or expenditures.

          SECTION 2.32.  Investment Company Act.  Neither the Company nor any
                         ----------------------
Subsidiary nor any affiliate thereof  is a "registered investment company"
                                            ---------- ---------- -------
within the meaning of the Investment Company Act of 1940, as amended.


                                  ARTICLE III

        REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASERS

          Each Purchaser severally as to itself only, and not jointly, hereby represents and warrants to the Company as follows:

          SECTION 3.01. Authorization.
                        -------------

          (a) Such Purchaser has full power and authority to enter into this Agreement and each other Operative Document to which such Purchaser is a party. This Agreement and each other Operative Document to which such Purchaser is a party constitute valid and legally binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) certain indemnification and contribution provisions in the Stockholders Agreement which may be limited by considerations of public policy.

          (b) The execution, delivery and performance by such Purchaser of the terms and provisions of this Agreement and each other Operative Document and the consummation of the transactions contemplated hereby and thereby do not and will not violate any provision of any agreement or instrument to which such Purchaser is a party or by which it is bound, or to which any of their respective properties or assets is subject, or of any law, statute, rule, regulation, injunction, writ, order, judgment or decree of any court or other governmental or regulatory authority to which such Purchaser is subject. Such Purchaser has duly executed and delivered this Agreement and, at the Closing, will have duly executed and delivered each other Operative Document to which it is a party.

          SECTION 3.02. Consents.  No consent, authorization or order of, or
                        --------
filing or registration with, any court or United States governmental agency or other person is required to be obtained or made by such Purchaser for the execution, delivery and performance by such Purchaser of this Agreement or any other Operative Document to which it is a party or the consummation of any of the transactions contemplated hereby or thereby.

          SECTION 3.03. Purchase Entirely for Own Account.  Such Purchaser is
                        ---------------------------------
acquiring the Purchaser's Securities for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to, or for the resale or distribution of any part thereof. Such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

          SECTION 3.04. Disclosure of Information.  Such Purchaser has received
                        -------------------------
all of the information which such Purchaser considers necessary or appropriate for deciding whether to purchase the Securities. Such Purchaser further represents that such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article II of this Agreement or the right of such Purchaser to rely thereon.

          SECTION 3.05. Investment Experience.  Such Purchaser (i) fully
                        ---------------------
understands that an investment in the Company is highly speculative and that such Purchaser may lose his or its entire investment in the Purchaser's Securities; (ii) is experienced in evaluating and investing in companies such as the Company, (iii) is capable of evaluating the merits and risks of such Purchaser's investment in the Purchaser's Securities; (iv) is able to bear the economic risk of a loss of the entire amount of its investment in the Purchaser's Securities; and (v) is prepared to hold the Purchaser's Securities for an indefinite period of time.

          SECTION 3.06. Accredited Investor.  Such Purchaser is an "accredited
                        -------------------                         ----------
investor" within the meaning of Rule 501 of Regulation D under the Securities
--------
Act.

          SECTION 3.07. Restricted Securities.  Such Purchaser acknowledges
                        ---------------------
that, because they have not been registered under the Securities Act, such Purchaser's Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser is aware of and familiar with the provisions of Rule 144 under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

          SECTION 3.08. Transfers of Securities.  (a)  Each Purchaser agrees
                        -----------------------
that it will not offer to sell, assign, transfer or otherwise dispose of ("Transfer") any of the Securities except in transactions exempt from
  --------
registration under the Securities Act or in a sale registered under the Securities Act. In connection with any proposed Transfer pursuant to such an exemption, the

Purchasers agree that the Company may request an opinion of the Purchaser's counsel that such Transfer is not in violation of the registration requirements of the Securities Act, or other applicable law.

          (b) Each certificate representing the Securities shall bear legends in or substantially in the following form:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c) BTI agrees that so long as any shares of Series A Preferred Shares are outstanding it will own and retain the right to vote at least a majority of such shares; provided, however, that BTI may Transfer any shares of Series A
             --------  -------
Preferred Stock (and thereby fail to own and retain the right to vote such shares) to the extent necessary to comply with Regulation Y (12 C.F.R. PART 225) of the Board of Governors of the Federal Reserve System. Prior to any such sale, at the request of the Company BTI and its counsel will meet with the Company to review and discuss BTI's analysis of its non-compliance with Regulation Y.


                                  ARTICLE IV

                           COVENANTS OF THE COMPANY

          SECTION 4.01. Operative Documents.  The Company agrees to execute and
                        -------------------
deliver the Operative Documents and such other documents, certificates, agreements and other writings and to take such other actions as may be necessary, desirable or reasonably requested by the Purchasers in order to consummate or implement expeditiously the transactions contemplated hereby.

          SECTION 4.02. Compliance with Conditions.  The Company will use
                        --------------------------
commercially reasonable efforts to cause all of the obligations imposed upon the Company or any of its Subsidiaries in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

          SECTION 4.03. Consents and Approvals.  The Company (a) shall use
                        ----------------------
commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, any other Operative Document or any of the transactions contemplated hereby or thereby, and (b) shall diligently assist and cooperate with the Purchasers in preparing and filing all documents required to be submitted by the Purchasers to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Purchasers in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Purchasers all information concerning the Company which counsel to the Purchasers determine is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

          SECTION 4.04. Filing of Restated Certificate of Incorporation.  The
                        -----------------------------------------------
Company shall file the Certificate with the Secretary of State of the State of Delaware.

          SECTION 4.05. Reports.  So long as any of the Preferred remains
                        -------
outstanding, (a) within ninety (90) days after the end of each fiscal year, the Company shall deliver to each Purchaser an audited balance sheet and statements of income and cash flow (each prepared in accordance with GAAP and, collectively, the "Financial Statements") for such fiscal year, (b) within
                   --------- ----------
forty-five (45) days after the end of each fiscal quarter, the Company shall deliver to each Purchaser unaudited Financial Statements for such fiscal quarter, (c) no more than twenty (20) days prior to the beginning of each fiscal year, the Company will provide a copy of such plan to each Purchaser and (d) such Purchaser shall have the right, upon reasonable notice, during the Company's regular business hours to inspect, for any purpose reasonably related to such Purchaser's interest as a holder of Securities of the Company, the Company's books and records and to make copies thereof at the Company's expense; provided, however, that any Purchaser acquiring information pursuant to this
--------  -------
Section 4.05 shall keep such information strictly confidential in accordance with Section 7.01.

          SECTION 4.06. Properties, Business, Insurance.  So long as any of the
                        -------------------------------
Preferred remains outstanding, the Company shall maintain and so long as they remain Subsidiaries cause each of its Subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. So long as any shares of Preferred remain outstanding, the Company shall and shall use commercially reasonable efforts to cause Richard Block (so long as he remains an employee of the Company) to (i) execute and deliver all documents, (ii) provide all information and (iii) take or forbear from all such action as may be reasonably necessary and appropriate to allow any Purchaser to purchase "key
                                                                         ---
person" life
------
insurance policies, payable to such Purchaser, on the life of Richard Block (so long as he remains an employee of the Company).

          SECTION 4.07. Reserve for Exercise of Warrants.  The Company shall at
                        --------------------------------
all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the exercise of the Warrants and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the exercise of the Warrants from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Warrants or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon exercise of the Warrants.

          SECTION 4.08. Corporate Existence.  So long as any of the Preferred
                        -------------------
remains outstanding, the Company shall maintain, and so long as they remain Subsidiaries shall cause each of its Subsidiaries to maintain, their respective corporate existence, rights and franchises in full force and effect.

          SECTION 4.09. Restrictive Agreements Prohibited.  Except as set forth
                        ---------------------------------
in Schedule 4.09, neither the Company nor any of its Subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement or any other Operative Document, other than any agreement, the terms of which would not be excluded by Section 7.03(g) hereof and Section 5.6(g) of the Certificate.

          SECTION 4.10. Year 2000 Reporting. The Company will ensure that its
                        -------------------
and its Subsidiaries' Information Systems and Equipment are Year 2000 Compliant at all times after September 30, 1999, except insofar as the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and shall notify the Purchasers promptly upon detecting any material failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, the Company shall provide the Purchasers with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Purchasers shall reasonably request.

          SECTION 4.11. Environmental Authorizations.  The Company shall use
                        ----------------------------
commercially reasonable efforts to secure as soon as is reasonably practicable any authorizations necessary for air emissions to be made in compliance with all applicable laws by each facility operated by the Company or one of its Subsidiaries in the following locations: Swindon, England; Slough, England; Birmingham, England; and Rustington, England.

                                   ARTICLE V

                          COVENANTS OF THE PURCHASERS

          SECTION 5.01. Agreement to Take Necessary and Desirable Actions.  Each
                        -------------------------------------------------
Purchaser agrees to execute and deliver each of the Operative Documents to which it is party and such other documents, certificates, agreements and other writings and to take such other actions as may be necessary, desirable or reasonably requested by the Company in order to consummate or implement expeditiously the transactions contemplated hereby.

          SECTION 5.02. Compliance with Conditions; Best Efforts.  Each
                        ----------------------------------------
Purchaser will use its best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Purchaser will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                                  ARTICLE VI

                        CONDITIONS PRECEDENT TO CLOSING

          SECTION 6.01. Conditions to the Company's Obligations.  The
                        ---------------------------------------
obligations of the Company hereunder required to be performed on the Closing Date shall be subject, at their election, to the satisfaction or waiver (which waiver, if so requested by the Purchasers, shall be made in writing), at or prior to the Closing, of the following conditions:

          (a) The representations and warranties of each Purchaser contained in this Agreement shall have been true and correct in all material respects when made and, in addition, shall be repeated and true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          (b) Each Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by such Purchaser at or prior to the Closing Date.

          (c) Each Purchaser shall have furnished the Company with a certificate executed by such Purchaser or on its behalf by a duly authorized representative of such Purchaser, dated the Closing Date, to the effect that such Purchaser has fulfilled the conditions specified in this Section 6.01.

          (d) The Company shall have received such other certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement as the Company or their counsel may reasonably request.

          SECTION 6.02. Conditions To Purchasers' Obligations.  The obligations
                        -------------------------------------
of each Purchaser hereunder required to be performed at the Closing shall be subject, at their respective elections, to the satisfaction or waiver (which waiver, if so requested by the Company, shall be made in writing), at or prior to the Closing, of the following conditions:

          (a) The representations and warranties of the Company contained in this Agreement shall have been true and correct in all respects when made and, in addition, shall be repeated and true and correct in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          (b) The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by them at or prior to the Closing Date.

          (c) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a court or administrative agency of competent jurisdiction pending or threatened which, in the reasonable judgment of the Purchasers, would materially adversely affect the consummation of the transactions contemplated by the Operative Documents and there shall be no litigation, proceeding or other action (including, without limitation, relating to environmental and pension matters) pending or threatened against the Company which is reasonably likely to have a Material Adverse Effect.

          (d) All governmental and regulatory approvals and clearances and all third party consents necessary for the Operative Documents shall have been obtained and shall be in full force and effect, and the Purchasers shall be reasonably satisfied that the Operative Documents do not and will not contravene any applicable provision of any law, statute, regulation, order, writ, injunction or decree of any court or governmental instrumentality, except to the extent any contravention or contraventions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the business, operations, prospects, properties, earnings, assets, liabilities or condition (financial or other) of the Company.

          (e) All authorizations, permits and approvals (including Board of Directors and stockholder approvals) required for the Company's consummation of the transactions contemplated hereby as of the date of the Closing shall have been received. The Company shall have delivered an officer's certificate confirming that the conditions set forth in this Section 6.02(a) and (b) have been satisfied in all material respects.

          (f) The Company shall have filed the Certificate with the Secretary of State of the State of Delaware.

          (g) The Purchasers shall have received such other certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement as they may reasonably request.


                                  ARTICLE VII

                                 MISCELLANEOUS

          SECTION 7.01. Confidentiality.  Confidential or proprietary
                        ---------------
information disclosed by any Purchaser or the Company, as well as the terms of this Agreement, shall be considered confidential information (the "Confidential
                                                                   ------------
Information").  The Confidential Information shall not be disclosed by the
-----------
Company or any Purchaser or any other party to this Agreement to any third party; provided that, from and after the Closing Date, (i) such restriction
       -------- ----
shall not apply to any Confidential Information required to be disclosed by law or regulation provided that the disclosing party gives the other party prior notice and a reasonable opportunity to contest or minimize the requirement for such disclosure and (ii) the Company may disclose the existence of this Agreement, the terms of the sale and issuance of the Securities, solely to the Company's investors, investment bankers, lenders, accountants, legal counsel, business partners, and bona fide prospective investors, employees, lenders and business partners, in each case only where such persons or entities are under appropriate nondisclosure obligations. The Company shall have the right to disclose to third parties any information disclosed by any Purchaser in a press release or other public announcement.

          SECTION 7.02. Board Visitation Rights.  So long as any Preferred
                        -----------------------
remains outstanding, the Purchasers shall have the right to designate, by the vote of holders of shares of Preferred representing 662/3% of the aggregate liquidation preference then outstanding, one person to attend meetings of the Board of Directors of the Company or any committee thereof as a non-voting observer (an "Observer"). The Company shall provide such Observer with notice
              --------
of the time, place and manner for the holding of any meeting of the Board of Directors or any committee thereof in the same manner and at the same time as it provides such notice to the members of such board and committees. The Company will pay all reasonable out-of-pocket fees and expenses incurred by the Observer, in connection with the Observer's exercise of its right to observe any meeting of the Board of Directors or any committee thereof.

          SECTION 7.03. Survival; Indemnification.
                        -------------------------

          (a) All representations, warranties, covenants and agreements (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) contained in this Agreement or delivered hereunder made by the Company and the Purchasers shall be deemed represented and made by such party on the Closing Date as if made at such time and shall survive the Closing (but shall not in any manner be deemed to be repeated on any other date) for three years, and other covenants and agreements which, in accordance with their terms, extend beyond such date shall also survive in accordance with their terms. With respect to claims asserted by an Indemnifying Party pursuant to this
Section 7.03, before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally liquidated or otherwise resolved. All statements as to factual matters contained in any certificate executed and delivered by the parties pursuant hereto shall be deemed to be representations, warranties, covenants and agreements by such party hereunder. No claim may be commenced with respect to any representation or warranty under this Section 7.03 (or otherwise) following expiration of the applicable period of survival, and upon such expiration the Indemnifying Party (as defined in Section 7.03(e) below) shall be released from all liability with respect to claims with respect to any representation or warranty under this
Section 7.03 not previously made by the Indemnified Party (as defined in Section 7.03(e) below). No right of indemnity against any claim of a third party shall arise from any representation, warranty, covenant or agreement of an Indemnifying Party herein contained, unless such third-party claim is asserted, served, filed, overtly threatened, or lodged against the Indemnified Party on or prior to the expiration of the applicable period of survival provided above, and all other conditions hereunder are satisfied. A claim shall be made or commenced hereunder by the Indemnified Party by delivering to the Indemnifying Party a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim. Except for the availability of dividends at the "Increased Dividend
Rate" as provided in the Certificate, the indemnification provided for in this
Section 7.03 shall be the sole remedy of the Purchasers for breach by the Company of any such representations, warranties, covenants or agreements contained in this Agreement, the Warrants, the Stockholders Agreement, the Certificate or the certificate furnished by the Company pursuant to Section 6.02(e) of this Agreement or in connection with the issuance and sale of the Preferred and the Warrants to the exclusion of any other remedy at law or equity (including recision but excluding injunctive relief).

          (b) The Company agrees to indemnify and hold harmless each of the Purchasers and their respective partners, affiliates, officers, directors, employees and duly authorized agents and each of their affiliates and each other person controlling the Purchasers or any of their affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any partner of any of
                                       -------- ---
them against any loss, claim, liability, cost, expense or damage (including, without limitation, reasonable counsel fees and disbursements and court costs) (collectively, "Losses") arising from (i) the breach of any of the
                ------
representations or warranties made by the Company in this Agreement, the Warrants, the Stockholders Agreement or the certificate furnished by the Company at the Closing pursuant to Section 6.02(e) of this Agreement or (ii) the breach or failure of the Company duly to perform or observe any covenant or agreement on the part of the

Company to be performed or observed by the Company pursuant to the terms of this Agreement, the Warrants, the Stockholders Agreement, the Certificate or the certificate furnished by the Company at the Closing pursuant to Section 6.02(e) of this Agreement or in connection with the issuance and sale of the Preferred and the Warrants that has not been waived by the other party, whether or not involving a claim, suit, action or proceeding brought by a third party (including any governmental entity). The Purchasers acknowledge that, with respect to any claims for indemnification under this Section 7.03 not involving a claim, suit, action or proceeding brought by a third party, Losses are intended to be limited to any decrease in value of the Purchasers' investment in the Securities allegedly caused by the breach or failure of the Company giving rise to such claim for indemnification.

          (c) The Purchasers, severally and not jointly, agree to indemnify and hold harmless the Company and its respective partners, affiliates, officers, directors, employees and duly authorized agents and each of their affiliates and each other person controlling the Company or any of its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any partner of any of them against any loss, claim, liability, cost, expense or damage (including, without limitation, reasonable counsel fees and disbursements and court costs) accruing from or resulting by reason of (i) the breach of any of the representations or warranties made by the Purchasers in this Agreement or in any certificate or other document or instrument furnished by the Purchasers pursuant to this Agreement or (ii) the breach or failure of any Purchaser duly to perform or observe any covenant or agreement on the part of such Purchaser to be performed or observed that has not been waived by the other party.

          (d) If the indemnification provided for in this Section 7.03 (the

"Indemnification Obligation") is unavailable to or insufficient to hold
 --------------- ----------
harmless an Indemnified Party under subsection (b) or (c) above in respect of any loss, claim, liability, cost, expense or damage (or actions in respect thereof) referred to therein, then each Indemnifying Party that would otherwise have liability pursuant to subsection (b) or (c) above shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, liability, cost, expense or damage in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the sale and purchase of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (e) below, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements, omissions or actions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.

          (e) If a person entitled to indemnity hereunder (an "Indemnified
                                                               -----------
Party") asserts that any party hereto (the "Indemnifying Party") has become
-----                                        ------------ -----
obligated to the Indemnified Party
pursuant to subsection (b) or (c) above, or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party agrees to notify the Indemnifying Party promptly and to cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceeding, including making available any information, documents and things in the possession of the Indemnified Party which are reasonably necessary therefor.

          Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been materially prejudiced as a result of such failure or delay.

          (f) The Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion deem appropriate; provided, that
                                                                --------
the Indemnifying Party will not consent to any settlement imposing any material obligations on any other party hereto other than financial obligations for which such party will be indemnified hereunder, unless such party has consented in writing to such settlement. Notwithstanding anything to the contrary contained herein, the Indemnifying Party may retain one firm of counsel to represent all Indemnified Parties in such claim, action or proceeding; provided, however, that
                                                         --------  -------
in the event that the defendants in, or targets of, any such claim, action or proceeding include more than one Indemnified Party, and any Indemnified Party shall have reasonably concluded, based on the opinion of its own counsel, that there exist one or more legal defenses available to it which are in conflict with those available to any other Indemnified Party, then such Indemnified Party may employ separate counsel to represent or defend it or any other person entitled to indemnification and reimbursement hereunder with respect to any such claim, action or proceeding in which it or such other person may become involved or is named as defendant and the Indemnifying Party shall pay the reasonable fees and disbursement of such counsel. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, and the Indemnifying Party shall bear the expense of such separate counsel, if (i) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding or (ii) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense.

          (g) Notwithstanding the foregoing, in the event the Company is the Indemnifying Party and is unable, pursuant to the terms of (i) the "Existing
                                                                    --------
Financing Arrangements" (as defined in the Certificate), (ii) any of the
--------- ------------
Existing Financing Arrangements, as amended, waived
or supplemented after the Closing Date, but without giving effect to any such amendments, waivers or supplements to the extent they have the effect of further restricting in any material respect, as compared to the restrictions imposed by
Section 8.11 of the "Current Credit Agreement" (as defined in the Certificate) and Section 4.07 of the "Indenture" (as defined in the Certificate) (the "Existing Restricted Payment Covenants"), as determined in good faith by the
 -------------------------------------
Company's Board of Directors, the Company's ability to satisfy its Indemnification Obligations under this Section 7.03, or (iii) any new "Financing Arrangements" (as defined in the Certificate) entered into by the Company or its Subsidiaries after the Closing Date, but only to the extent such new Financing Arrangements do not have the effect of further restricting in any material respect, as compared to the restrictions imposed by the Existing Restricted Payment Covenants, as determined in good faith by the Company's Board of Directors, the Company's ability to satisfy its Indemnification Obligations under this Section 7.03, the Company shall satisfy such obligations by issuing to the Indemnified Party shares of Series A Preferred Stock with an aggregate Liquidation Preference equal to 115% of the amount finally determined to be owed with respect to such Indemnification Obligation or other obligation, as applicable.

          SECTION 7.04. Assignment; Restrictions on Transfer; No Third Party
                        ----------------------------------------------------
Beneficiaries.  This Agreement and rights, duties and obligations hereunder may
-------------
not be assigned, delegated or otherwise Transferred by the Company without the prior written consent of the other parties hereto, except for a grant of security interest in favor of senior lenders. Subject to compliance with Section 3.08, any Purchaser may assign, delegate or Transfer any or all of the Preferred and/or Warrants owned by such Purchaser and all of their rights and obligations hereunder to any transferee of Preferred or Warrants, and the assignee(s), transferee(s), or recipient(s) shall have, to the extent of such assignment, delegation or Transfer, the same rights and obligations and benefits as it would if it (or they) were a Purchaser (or Purchasers) with respect to such Preferred and/or Warrants. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons (other than the parties hereto) other than as set forth in this Section 7.04.

          SECTION 7.05. Counterparts.  This Agreement may be executed in two or
                        ------------
more counterparts, each of which shall be deemed an original by the party executing the same, but all of which together shall constitute one and the same instrument.

          SECTION 7.06. Titles and Subtitles.  The titles and subtitles used in
                        --------------------
this Agreement are used for convenience and are not to be considered in construing or interpreting this Agreement.

          SECTION 7.07. Notices.  Unless otherwise provided, any notice required
                        -------
or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or (c) when received if given by telecopier or email, in each case, addressed to the party to be notified at the address indicated for each party hereto on the signature pages hereof, or at such other address or number as such party may designate by ten
(10) days' advance written notice to the other parties.

          SECTION 7.08. Payment of Fees and Expenses. The Company will pay (i)
                        ----------------------------
at the Closing Date, all reasonable out-of-pocket fees and expenses, including all reasonable legal fees of the Purchasers incurred in connection with the negotiation and preparation of the Operative Documents (including the transactions contemplated hereby and thereby) and due diligence expenses, (ii) at the Closing Date, $420,000.00 to BTI and $180,000.00 to Phoenix as placement fees and (iii) as and when incurred, (a) the reasonable costs and expenses incurred by the Purchasers in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transaction contemplated hereby and by the other Operative Documents and (b) all reasonable legal fees of the Purchasers, with respect to any amendment, modification or waiver, at any later date, of any of the terms or provisions of this Agreement or any other Operative Documents. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement (including Section 7.03), the Warrant or the Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          SECTION 7.09. Severability.  If one or more provisions of this
                        ------------
Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms unless the effect thereof would be to alter materially the effect of this Agreement on the parties hereto.

          SECTION 7.10. GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT
                        --------------------------------------
SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW PROVISIONS THEREOF. THE PARTIES AGREE TO SUBMIT TO THE PERSONAL AND EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SERVING THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK WITH RESPECT TO THE ENFORCEMENT OR INTERPRETATION OF THIS AGREEMENT OR THE PARTIES' OBLIGATIONS HEREUNDER. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          SECTION 7.11. Entire Agreement.  This Agreement and the documents
                        ----------------
referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          SECTION 7.12. Waivers and Extensions.  Any party to this Agreement
                        ----------------------
may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional.
No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts. Notwithstanding the foregoing, the Company may, with the affirmative written consent of the holders of shares of Preferred representing over 66 2/3% of the aggregate liquidation preference then outstanding, amend any provision of this Agreement.

          SECTION 7.13. Titles and Headings.  Titles and headings of sections
                        -------------------
of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

          SECTION 7.14. Exhibits and Schedules.  Each of the exhibits and
                        ----------------------
Schedules referred to herein is an integral part of this Agreement and is incorporated herein by reference.

          SECTION 7.15. Press Releases and Public Announcements.  Public
                        ---------------------------------------
announcements or disclosures which contain references to the names of the Purchasers or any of their affiliates or the involvement by the Purchasers or any of their affiliates in the transactions contemplated by this Agreement shall be made only if mutually agreed upon by the Company and the Purchasers, except to the extent required by law or by stock exchange regulation, provided, that
                                                               --------
any such required disclosure shall only be made after consultation with the Purchasers.

          SECTION 7.16. Remedies Cumulative.  The remedies provided herein
                        -------------------
shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto, except as provided in Section 7.03.

          SECTION 7.17. Several Liability of the Purchasers.  Nothing in this
                        -----------------------------------
Agreement shall be construed to impose on any Purchaser any liability for any action or failure to act of any other Purchaser.

          SECTION 7.18. Brokers.  Each of the parties agrees to indemnify and
                        -------
hold the others harmless from and against any and all claims, liabilities or obligations with respect to any fees or expenses arising in connection with such indemnifying party's (or their affiliates') use of a broker or other intermediary which is asserted by any person.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         IMPAC GROUP, INC.

                          /S/   David C. Underwood
                         --------------------------------
                         Name:  David C. Underwood
                         Title: Chief Financial Officer

                 Securities Purchase Agreement Signature Page



BT CAPITAL INVESTORS, L.P.


     /S/   Joseph Wood
By: --------------------------
    Name:  Joseph Wood
    Title: Senior Managing Director


The above Purchaser hereby purchases (i) 12,000 shares of Series A Preferred Stock with an aggregate liquidation preference of $12,000,000.00 and (ii) one Warrant to purchase 4,147.998 shares of Series A Common Stock at a price of $12,000,000.00.


Address for Notices:
-------------------

BT CAPITAL INVESTORS, L.P.
130 Liberty Street
New York, New York 10006
Attention: Joseph Wood
Telephone: (212) 250-1053
Facsimile: (212) 250-7651

with a copy sent to (which copy shall not constitute notice):
Paul, Hastings, Janofsky & Walker LLP
399 Park Avenue
New York, New York 10022
Attention: William F. Schwitter, Esq.
Telephone: (212) 318-6400
Facsimile: (212) 319-4090

                  Securities Purchase Agreement Signature Page

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY


       /s/ Christopher Wilkos
By: --------------------------
    Name:  Christopher Wilkos
    Title: Vice President


The above Purchaser hereby purchases (i) 8,000 shares of Series A Preferred Stock with an aggregate liquidation preference of $8,000,000 and (ii) one Warrant to purchase 2,765.332 shares of Series A Common Stock at a price of $8,000,000.00.



Address for Notices:
-------------------

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
c/o Phoenix Investment Partners Limited
56 Prospect Street
P.O. Box 150480
Hartford, CT  06115
Attention: Private Placements Division
Telephone: (860) 403-5758
Facsimile: (860) 403-5451

with a copy sent to (which copy shall not constitute notice):
Paul, Hastings, Janofsky & Walker LLP
399 Park Avenue
New York, New York 10022
Attention: William F. Schwitter, Esq.
Telephone: (212) 318-6400
Facsimile: (212) 319-4090